Exhibit 99.1

Corporate Communications
mediarelations@aa.com

Investor Relations
investor.relations@aa.com

FOR RELEASE: Thursday, Jan. 23, 2025
AMERICAN AIRLINES REPORTS FOURTH-QUARTER AND FULL-YEAR 2024 FINANCIAL RESULTS
FORT WORTH, Texas — American Airlines Group Inc. (NASDAQ: AAL) today reported its fourth-quarter and full-year 2024 financial results, including:
•Record fourth-quarter revenue of $13.7 billion and record full-year revenue of $54.2 billion
•Fourth-quarter and full-year GAAP net income of $590 million and $846 million, or $0.84 and $1.24 per diluted share, respectively
•Excluding net special items1, fourth-quarter and full-year net income of $609 million and $1.4 billion, or $0.86 and $1.96 per diluted share, respectively
•Generated $4 billion in full-year operating cash flow and record full-year free cash flow2 of $2.2 billion
•Announced an exclusive 10-year co-branded credit card partnership with Citi, which is expected to unlock even more value for AAdvantage® co-branded and Citi-branded cardmembers
•Achieved total debt3 reduction goal of $15 billion from peak levels — a full year ahead of schedule
“The American Airlines team achieved a number of important objectives in 2024,” said American's CEO Robert Isom. “We continue to run a reliable operation, and we are reengineering the business to build an even more efficient airline. That, coupled with our commercial actions, resulted in strong financial performance in the fourth quarter. As we look ahead to this year, American remains well-positioned because of the strength of our network, loyalty and co-branded credit card programs, fleet and operational reliability, and the tremendous work of our team.”
Revenue performance
American produced record fourth-quarter and full-year revenue of $13.7 billion and $54.2 billion, respectively. This revenue performance was driven by the actions the airline took to adjust capacity, combined with continued demand strength. Total unit revenue inflected positive in the quarter, up 2.0% versus 2023. In the fourth quarter, American’s year-over-year Domestic, Atlantic, Pacific and total passenger unit revenue results led U.S. network carriers.

American Airlines Reports Fourth-Quarter and Full-Year 2024 Financial Results
Jan. 23, 2025

Citi partnership
In December, American and Citi announced a new 10-year agreement, with Citi becoming the exclusive issuer of the AAdvantage® co-branded credit card portfolio in the U.S. starting in 2026. The new agreement is expected to drive incremental value for both companies and produce a significantly expanded loyalty and rewards ecosystem for AAdvantage® members and Citi-branded cardmembers alike. Cash remuneration from co-branded credit cards and other partners was $6.1 billion in 2024, an increase of 17% versus 2023. Cash remuneration in 2024 included a one-time cash payment related to the new co-branded credit card agreement announced in December. This one-time payment will be amortized over the life of the new agreement beginning in 2026, and therefore had no impact on American’s revenue or earnings in 2024.
Operational performance
The American Airlines team continues to deliver strong operational results, despite the extreme weather and other challenges the airline faced in the quarter and throughout the year. In the fourth quarter, American ranked second in completion factor and on-time departures among the four largest U.S. carriers. For the year, American achieved its second-best completion factor since the merger of American and US Airways, on its largest volume of passengers ever. The team continues to demonstrate its operational resilience and ability to recover from disruptions. Continued investment in the operation and technology that supports it will drive further improvements in the company’s operating reliability and resiliency.
Financial performance
American delivered fourth quarter and full year earnings results ahead of its prior guidance. On a GAAP basis, the company produced an operating margin of 8.3% in the quarter and 4.8% for the full year. Excluding the impact of net special items1, the company produced an adjusted operating margin of 8.4% in the quarter and 6.0% for the full year.
Balance sheet and liquidity
In 2024, American generated record free cash flow2 of $2.2 billion, which enabled further strengthening of its balance sheet. In the fourth quarter of 2024, American achieved its total debt3 reduction goal of $15 billion from peak levels in mid-2021 — a full year ahead of schedule. The company remains focused on debt reduction as it works toward its stated credit ratings goal of BB. American ended the year with $10.3 billion of total available liquidity, comprised of cash and short-term investments plus undrawn capacity under revolving credit and other facilities.
Guidance and investor update
Based on present demand trends, the current fuel price forecast and excluding the impact of special items, the company expects its first-quarter 2025 adjusted loss per diluted share4 to be between ($0.20) to ($0.40). The company expects its full-year 2025 adjusted earnings per diluted share4 to be between $1.70 to $2.70.
For additional financial forecasting detail, please refer to the company’s investor update, furnished with this press release with the SEC on Form 8-K. This filing is also available at aa.com/investorrelations.

American Airlines Reports Fourth-Quarter and Full-Year 2024 Financial Results
Jan. 23, 2025

Conference call and webcast details
The company will conduct a live audio webcast of its financial results conference call at 7:30 a.m. CT today. The call will be available to the public on a listen-only basis at
aa.com/investorrelations. An archive of the webcast will be available through Feb. 23.
Notes
See the accompanying notes in the financial tables section of this press release for further explanation, including a reconciliation of all GAAP to non-GAAP financial information and the calculation of free cash flow.
1.The company recognized $19 million of net special items in the fourth quarter after the effect of taxes, which included a $33 million non-cash write down of regional aircraft resulting from the decision to permanently park 43 Embraer 145 aircraft. The company recognized $516 million of net special items in 2024 after the effect of taxes, which included operating net special items of $643 million principally related to one-time charges resulting from the ratifications of new collective bargaining agreements with the airline’s mainline flight attendants and passenger service team members.
2.Please see the accompanying notes for the company’s definition of free cash flow, a non-GAAP measure.
3.All references to total debt include debt, finance and operating lease liabilities and pension obligations.
4.Adjusted earnings per diluted share guidance excludes the impact of net special items. The company is unable to reconcile certain forward-looking information to GAAP as the nature or amount of net special items cannot be determined at this time.
About American Airlines Group
As a leading global airline, American Airlines offers thousands of flights per day to more than 350 destinations in more than 60 countries. The airline is a founding member of the oneworld® alliance, whose members serve more than 900 destinations around the globe. Shares of American Airlines Group Inc. trade on Nasdaq under the ticker symbol AAL. Learn more about what’s happening at American by visiting news.aa.com and connect with American @AmericanAir and at Facebook.com/AmericanAirlines. To Care for People on Life's Journey®.

American Airlines Reports Fourth-Quarter and Full-Year 2024 Financial Results
Jan. 23, 2025

Cautionary statement regarding forward-looking statements and information
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the company’s other filings with the Securities and Exchange Commission. Additionally, there may be other factors of which the company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

American Airlines Reports Fourth-Quarter and Full-Year 2024 Financial Results
Jan. 23, 2025

American Airlines Group Inc.
Condensed Consolidated Statements of Operations
(In millions, except share and per share amounts)
(Unaudited)

	3 Months Ended December 31,		Percent Increase (Decrease)		12 Months Ended December 31,		Percent Increase (Decrease)
	2024	2023			2024	2023
Operating revenues:
Passenger	$12,402	$12,010	3.3		$49,586	$48,512	2.2
Cargo	220	199	10.5		804	812	(0.9)
Other	1,038	853	21.8		3,821	3,464	10.3
Total operating revenues	13,660	13,062	4.6		54,211	52,788	2.7
Operating expenses:
Aircraft fuel and related taxes	2,502	3,159	(20.8)		11,418	12,257	(6.8)
Salaries, wages and benefits	4,104	3,689	11.2		16,021	14,580	9.9
Regional expenses:
Regional operating expenses	1,228	1,101	11.5		4,723	4,325	9.2
Regional depreciation and amortization	81	79	2.0		319	318	0.3
Maintenance, materials and repairs	971	875	10.9		3,794	3,265	16.2
Other rent and landing fees	789	714	10.5		3,303	2,928	12.8
Aircraft rent	297	338	(12.2)		1,242	1,369	(9.2)
Selling expenses	480	443	8.7		1,812	1,799	0.7
Depreciation and amortization	503	480	4.7		1,926	1,936	(0.5)
Special items, net	(14)	9	nm	(1)	610	971	(37.2)
Other	1,585	1,519	4.4		6,429	6,006	7.0
Total operating expenses	12,526	12,406	1.0		51,597	49,754	3.7
Operating income	1,134	656	72.7		2,614	3,034	(13.9)
Nonoperating income (expense):
Interest income	106	136	(22.2)		468	591	(20.8)
Interest expense, net	(470)	(519)	(9.5)		(1,934)	(2,145)	(9.9)
Other income (expense), net	25	(241)	nm		6	(359)	nm
Total nonoperating expense, net	(339)	(624)	(45.7)		(1,460)	(1,913)	(23.7)
Income before income taxes	795	32	nm		1,154	1,121	2.9
Income tax provision	205	13	nm		308	299	2.9
Net income	$590	$19	nm		$846	$822	2.9

Earnings per common share:
Basic	$0.90	$0.03			$1.29	$1.26
Diluted	$0.84	$0.03			$1.24	$1.21
Weighted average shares outstanding (in thousands):
Basic	657,746	654,725			656,996	653,612
Diluted	723,690	657,079			721,300	719,669
Note: Percent change may not recalculate due to rounding.
(1)Not meaningful or greater than 100% change.

American Airlines Reports Fourth-Quarter and Full-Year 2024 Financial Results
Jan. 23, 2025

American Airlines Group Inc.
Consolidated Operating Statistics (1)
(Unaudited)

	3 Months Ended December 31,		Increase (Decrease)	12 Months Ended December 31,		Increase (Decrease)
	2024	2023		2024	2023
Revenue passenger miles (millions)	60,676	58,331	4.0%	248,795	231,926	7.3%
Available seat miles (ASM) (millions)	71,503	69,773	2.5%	292,948	277,723	5.5%
Passenger load factor (percent)	84.9	83.6	1.3 pts	84.9	83.5	1.4 pts
Yield (cents)	20.44	20.59	(0.7) %	19.93	20.92	(4.7) %
Passenger revenue per ASM (cents)	17.34	17.21	0.8%	16.93	17.47	(3.1) %
Total revenue per ASM (cents)	19.10	18.72	2.0%	18.51	19.01	(2.6) %
Cargo ton miles (millions)	526	501	5.0%	2,067	1,840	12.3%
Cargo yield per ton mile (cents)	41.85	39.74	5.3%	38.92	44.13	(11.8) %

Fuel consumption (gallons in millions)	1,070	1,033	3.6%	4,391	4,140	6.1%
Average aircraft fuel price including related taxes (dollars per gallon)	2.34	3.06	(23.5) %	2.60	2.96	(12.2) %

Operating cost per ASM (cents)	17.52	17.78	(1.5) %	17.61	17.92	(1.7) %
Operating cost per ASM excluding net special items (cents)	17.49	17.77	(1.6) %	17.39	17.56	(1.0) %
Operating cost per ASM excluding net special items and fuel (cents)	13.99	13.24	5.7%	13.50	13.15	2.6%

Passenger enplanements (thousands)	55,806	53,567	4.2%	226,405	210,692	7.5%
Departures (thousands):
Mainline	291	285	1.9%	1,191	1,145	4.0%
Regional	256	222	15.1%	972	855	13.6%
Total	547	507	7.7%	2,163	2,000	8.1%
Average stage length (miles):
Mainline	1,147	1,157	(0.9) %	1,154	1,147	0.6%
Regional	461	458	0.6%	459	463	(0.7) %
Total	826	851	(3.0) %	842	855	(1.5) %
Aircraft at end of period:
Mainline	977	965	1.2%	977	965	1.2%
Regional (2)	585	556	5.2%	585	556	5.2%
Total	1,562	1,521	2.7%	1,562	1,521	2.7%
Full-time equivalent employees at end of period:
Mainline	102,700	103,200	(0.5) %	102,700	103,200	(0.5) %
Regional (3)	30,600	28,900	5.9%	30,600	28,900	5.9%
Total	133,300	132,100	0.9%	133,300	132,100	0.9%
Note: Amounts may not recalculate due to rounding.
(1)Unless otherwise noted, operating statistics include mainline and regional operations. Regional includes wholly-owned regional airline subsidiaries and operating results from capacity purchase carriers.
(2)Includes aircraft owned and leased by American as well as aircraft operated by third-party regional carriers under capacity purchase agreements. Excluded from the aircraft count above are seven regional aircraft in temporary storage as of December 31, 2024 as follows: five Embraer 145 and two Bombardier CRJ 900.
(3)Regional full-time equivalent employees only include our wholly-owned regional airline subsidiaries.

American Airlines Reports Fourth-Quarter and Full-Year 2024 Financial Results
Jan. 23, 2025

American Airlines Group Inc.
Consolidated Revenue Statistics by Region
(Unaudited)

	3 Months Ended December 31,		Increase (Decrease)	12 Months Ended December 31,		Increase (Decrease)
	2024	2023		2024	2023
Domestic (1)
Revenue passenger miles (millions)	41,203	39,610	4.0%	166,302	155,374	7.0%
Available seat miles (ASM) (millions)	48,495	46,805	3.6%	195,250	185,206	5.4%
Passenger load factor (percent)	85.0	84.6	0.4 pts	85.2	83.9	1.3 pts
Passenger revenue (dollars in millions)	9,051	8,744	3.5%	35,336	34,592	2.1%
Yield (cents)	21.97	22.08	(0.5) %	21.25	22.26	(4.6) %
Passenger revenue per ASM (cents)	18.66	18.68	(0.1) %	18.10	18.68	(3.1) %

Latin America (2)
Revenue passenger miles (millions)	8,860	8,570	3.4%	35,438	33,337	6.3%
Available seat miles (millions)	10,405	9,950	4.6%	40,889	38,531	6.1%
Passenger load factor (percent)	85.2	86.1	(0.9) pts	86.7	86.5	0.2 pts
Passenger revenue (dollars in millions)	1,662	1,674	(0.7) %	6,560	6,719	(2.4) %
Yield (cents)	18.76	19.53	(3.9) %	18.51	20.16	(8.2) %
Passenger revenue per ASM (cents)	15.98	16.82	(5.0) %	16.04	17.44	(8.0) %

Atlantic
Revenue passenger miles (millions)	8,013	8,307	(3.5) %	38,407	36,581	5.0%
Available seat miles (millions)	9,573	10,728	(10.8) %	46,574	46,056	1.1%
Passenger load factor (percent)	83.7	77.4	6.3 pts	82.5	79.4	3.1 pts
Passenger revenue (dollars in millions)	1,324	1,330	(0.5) %	6,445	6,205	3.9%
Yield (cents)	16.52	16.02	3.1%	16.78	16.96	(1.1) %
Passenger revenue per ASM (cents)	13.82	12.40	11.5%	13.84	13.47	2.7%

Pacific
Revenue passenger miles (millions)	2,600	1,844	41.0%	8,648	6,634	30.4%
Available seat miles (millions)	3,030	2,290	32.3%	10,235	7,930	29.1%
Passenger load factor (percent)	85.8	80.5	5.3 pts	84.5	83.7	0.8 pts
Passenger revenue (dollars in millions)	365	262	39.4%	1,245	996	25.0%
Yield (cents)	14.03	14.19	(1.1) %	14.39	15.00	(4.1) %
Passenger revenue per ASM (cents)	12.04	11.43	5.3%	12.16	12.55	(3.1) %

Total International
Revenue passenger miles (millions)	19,473	18,721	4.0%	82,493	76,552	7.8%
Available seat miles (millions)	23,008	22,968	0.2%	97,698	92,517	5.6%
Passenger load factor (percent)	84.6	81.5	3.1 pts	84.4	82.7	1.7 pts
Passenger revenue (dollars in millions)	3,351	3,266	2.6%	14,250	13,920	2.4%
Yield (cents)	17.21	17.45	(1.4) %	17.27	18.18	(5.0) %
Passenger revenue per ASM (cents)	14.56	14.22	2.4%	14.59	15.05	(3.1) %
Note: Amounts may not recalculate due to rounding.
(1)Domestic results include Canada, Puerto Rico and U.S. Virgin Islands.
(2)Latin America results include the Caribbean.

American Airlines Reports Fourth-Quarter and Full-Year 2024 Financial Results
Jan. 23, 2025

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
American Airlines Group Inc. (the Company) sometimes uses financial measures that are derived from the condensed consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis.
The tables below present the reconciliations of the following GAAP measures to their non-GAAP measures:
–Operating Income (GAAP measure) to Operating Income Excluding Net Special Items (non-GAAP measure)
–Operating Margin (GAAP measure) to Operating Margin Excluding Net Special Items (non-GAAP measure)
–Pre-Tax Income (GAAP measure) to Pre-Tax Income Excluding Net Special Items (non-GAAP measure)
–Pre-Tax Margin (GAAP measure) to Pre-Tax Margin Excluding Net Special Items (non-GAAP measure)
–Net Income (GAAP measure) to Net Income Excluding Net Special Items (non-GAAP measure)
–Basic and Diluted Earnings Per Share (GAAP measure) to Basic and Diluted Earnings Per Share Excluding Net Special Items (non-GAAP measure)
Management uses these non-GAAP financial measures to evaluate the Company's current operating performance and to allow for period-to-period comparisons. As net special items may vary from period-to-period in nature and amount, the adjustment to exclude net special items allows management an additional tool to understand the Company’s core operating performance.
Additionally, the tables below present the reconciliations of total operating costs (GAAP measure) to total operating costs excluding net special items and fuel (non-GAAP measure) and total operating costs per ASM (CASM) to CASM excluding net special items and fuel. Management uses total operating costs excluding net special items and fuel and CASM excluding net special items and fuel to evaluate the Company's current operating performance and for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. The adjustment to exclude fuel and net special items allows management an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance.

Reconciliation of Operating Income Excluding Net Special Items	3 Months Ended December 31,		Percent Increase (Decrease)	12 Months Ended December 31,		Percent Increase (Decrease)
	2024	2023		2024	2023
	(in millions)			(in millions)
Operating income as reported	$1,134	$656		$2,614	$3,034
Operating net special items:
Mainline operating special items, net (1)	(14)	9		610	971
Regional operating special items, net (2)	33	—		33	8
Operating income excluding net special items	$1,153	$665	73.3%	$3,257	$4,013	(18.8%)

Calculation of Operating Margin
Operating income as reported	$1,134	$656		$2,614	$3,034
Total operating revenues as reported	$13,660	$13,062		$54,211	$52,788
Operating margin	8.3%	5.0%		4.8%	5.7%

Calculation of Operating Margin Excluding Net Special Items
Operating income excluding net special items	$1,153	$665		$3,257	$4,013
Total operating revenues as reported	$13,660	$13,062		$54,211	$52,788
Operating margin excluding net special items	8.4%	5.1%		6.0%	7.6%

Reconciliation of Pre-Tax Income Excluding Net Special Items
Pre-tax income as reported	$795	$32		$1,154	$1,121
Pre-tax net special items:
Mainline operating special items, net (1)	(14)	9		610	971
Regional operating special items, net (2)	33	—		33	8
Nonoperating special items, net (3)	(6)	216		24	362
Total pre-tax net special items	13	225		667	1,341

Pre-tax income excluding net special items	$808	$257	nm	$1,821	$2,462	(26.0%)

Calculation of Pre-Tax Margin
Pre-tax income as reported	$795	$32		$1,154	$1,121
Total operating revenues as reported	$13,660	$13,062		$54,211	$52,788
Pre-tax margin	5.8%	0.2%		2.1%	2.1%

Calculation of Pre-Tax Margin Excluding Net Special Items
Pre-tax income excluding net special items	$808	$257		$1,821	$2,462
Total operating revenues as reported	$13,660	$13,062		$54,211	$52,788
Pre-tax margin excluding net special items	5.9%	2.0%		3.4%	4.7%

American Airlines Reports Fourth-Quarter and Full-Year 2024 Financial Results
Jan. 23, 2025

Reconciliation of Net Income Excluding Net Special Items	3 Months Ended December 31,		Percent Increase (Decrease)	12 Months Ended December 31,		Percent Increase (Decrease)
	2024	2023		2024	2023
	(in millions, except share and per share amounts)			(in millions, except share and per share amounts)
Net income as reported	$590	$19		$846	$822
Net special items:
Total pre-tax net special items (1), (2), (3)	13	225		667	1,341
Net tax effect of net special items	6	(52)		(151)	(304)
Net income excluding net special items	$609	$192	nm	$1,362	$1,859	(26.7%)

Reconciliation of Basic and Diluted Earnings Per Share Excluding Net Special Items
Net income excluding net special items	$609	$192		$1,362	$1,859
Shares used for computation (in thousands):
Basic	657,746	654,725		656,996	653,612
Diluted	723,690	718,807		721,300	719,669
Earnings per share excluding net special items:
Basic	$0.93	$0.29		$2.07	$2.84
Diluted (4)	$0.86	$0.29		$1.96	$2.65

Reconciliation of Total Operating Costs per ASM Excluding Net Special Items and Fuel
Total operating expenses as reported	$12,526	$12,406		$51,597	$49,754

Operating net special items:
Mainline operating special items, net (1)	14	(9)		(610)	(971)
Regional operating special items, net (2)	(33)	—		(33)	(8)
Total operating expenses excluding net special items	12,507	12,397		50,954	48,775

Aircraft fuel and related taxes	(2,502)	(3,159)		(11,418)	(12,257)
Total operating expenses excluding net special items and fuel	$10,005	$9,238		$39,536	$36,518
	(in cents)			(in cents)
Total operating expenses per ASM as reported	17.52	17.78		17.61	17.92

Operating net special items per ASM:
Mainline operating special items, net (1)	0.02	(0.01)		(0.21)	(0.35)
Regional operating special items, net (2)	(0.05)	—		(0.01)	—
Total operating expenses per ASM excluding net special items	17.49	17.77		17.39	17.56

Aircraft fuel and related taxes per ASM	(3.50)	(4.53)		(3.90)	(4.41)
Total operating expenses per ASM excluding net special items and fuel	13.99	13.24		13.50	13.15
Note: Amounts may not recalculate due to rounding.
FOOTNOTES:
(1)The 2024 twelve month period mainline operating special items, net included $605 million of one-time charges resulting from the ratifications of new collective bargaining agreements with our mainline flight attendants and passenger service team members.
The 2023 twelve month period mainline operating special items, net principally included $989 million of one-time charges resulting from the ratification of a new collective bargaining agreement with our mainline pilots, including a one-time payment of $754 million as well as adjustments to other benefit-related items of $235 million.
(2)The 2024 three and twelve month period regional operating special items, net included a $33 million non-cash write down of regional aircraft resulting from the decision to permanently park 43 Embraer 145 aircraft.
(3)Principally included charges associated with debt refinancings and extinguishments as well as mark-to-market net unrealized gains and losses associated with certain equity investments.
(4)The 2024 three and twelve month period diluted earnings per share gives effect to, among other things, the Company's outstanding 6.5% senior convertible notes by (a) adding back to earnings $15 million and $51 million of interest expense, respectively, related to such convertible notes, net of estimated profit sharing and tax effects and (b) including in the diluted shares outstanding, 61.7 million shares issuable in respect to such convertible notes.
The 2023 three and twelve month period diluted earnings per share gives effect to, among other things, the Company's outstanding 6.5% senior convertible notes by (a) adding back to earnings $13 million and $47 million of interest expense, respectively, related to such convertible notes, net of estimated profit sharing, short-term incentive and tax effects and (b) including in the diluted shares outstanding, 61.7 million shares issuable in respect to such convertible notes.

American Airlines Reports Fourth-Quarter and Full-Year 2024 Financial Results
Jan. 23, 2025

American Airlines Group Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)(Unaudited)

	Year Ended December 31,
	2024	2023
Net cash provided by operating activities	$3,983	$3,803
Cash flows from investing activities:
Capital expenditures and aircraft purchase deposits	(2,683)	(2,596)
Proceeds from sale-leaseback transactions and sale of property and equipment	654	230
Sales of short-term investments	8,013	8,861
Purchases of short-term investments	(7,194)	(7,323)
Decrease in restricted short-term investments	177	51
Other investing activities	65	275
Net cash used in investing activities	(968)	(502)
Cash flows from financing activities:
Payments on long-term debt and finance leases	(4,467)	(7,718)
Proceeds from issuance of long-term debt	1,670	4,822
Other financing activities	3	(310)
Net cash used in financing activities	(2,794)	(3,206)
Net increase in cash and restricted cash	221	95
Cash and restricted cash at beginning of year	681	586
Cash and restricted cash at end of year (1)	$902	$681

(1)The following table provides a reconciliation of cash and restricted cash to amounts reported within the condensed consolidated balance sheets:

Cash	$804	$578
Restricted cash included in restricted cash and short-term investments	98	103
Total cash and restricted cash	$902	$681

American Airlines Reports Fourth-Quarter and Full-Year 2024 Financial Results
Jan. 23, 2025

Free Cash Flow
The Company's free cash flow summary is presented in the table below, which is a non-GAAP measure that management believes is useful information to investors and others in evaluating the Company's ability to generate cash from its core operating performance that is available for use to reinvest in the business or to reduce debt. The Company defines free cash flows as net cash provided by operating activities less net cash used in investing activities, adjusted for (1) net sales of short-term investments and (2) change in restricted cash. We believe that calculating free cash flow as adjusted for these items is more useful for investors because short-term investment activity and restricted cash are not representative of activity core to our operations.
This non-GAAP measure may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. Our calculation of free cash flow is not intended, and should not be used, to measure the residual cash flow available for discretionary expenditures because, among other things, it excludes mandatory debt service requirements and certain other non-discretionary expenditures.

Year Ended December 31, 2024

(in millions)
Net cash provided by operating activities	$3,983
Adjusted net cash used in investing activities (1)	(1,782)
Free cash flow	$2,201

(1)The following table provides a reconciliation of adjusted net cash used in investing activities for the year ended December 31, 2024 (in millions):

Net cash used in investing activities	$(968)
Adjustments:
Net sales of short-term investments	(819)
Decrease in restricted cash	5
Adjusted net cash used in investing activities	$(1,782)

American Airlines Reports Fourth-Quarter and Full-Year 2024 Financial Results
Jan. 23, 2025

American Airlines Group Inc.
Condensed Consolidated Balance Sheets
(In millions, except shares)

	December 31, 2024	December 31, 2023
	(unaudited)
Assets
Current assets
Cash	$804	$578
Short-term investments	6,180	7,000
Restricted cash and short-term investments	732	910
Accounts receivable, net	2,006	2,026
Aircraft fuel, spare parts and supplies, net	2,638	2,400
Prepaid expenses and other	794	658
Total current assets	13,154	13,572
Operating property and equipment
Flight equipment	43,521	41,794
Ground property and equipment	10,202	10,307
Equipment purchase deposits	1,012	760
Total property and equipment, at cost	54,735	52,861
Less accumulated depreciation and amortization	(23,608)	(22,097)
Total property and equipment, net	31,127	30,764
Operating lease right-of-use assets	7,333	7,939
Other assets
Goodwill	4,091	4,091
Intangibles, net	2,044	2,051
Deferred tax asset	2,485	2,888
Other assets	1,549	1,753
Total other assets	10,169	10,783
Total assets	$61,783	$63,058
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Current maturities of long-term debt and finance leases	$5,014	$3,632
Accounts payable	2,455	2,353
Accrued salaries and wages	2,150	2,377
Air traffic liability	6,759	6,200
Loyalty program liability	3,556	3,453
Operating lease liabilities	1,092	1,309
Other accrued liabilities	2,961	2,738
Total current liabilities	23,987	22,062
Noncurrent liabilities
Long-term debt and finance leases, net of current maturities	25,462	29,270
Pension and postretirement benefits	2,128	3,044
Loyalty program liability	6,498	5,874
Operating lease liabilities	5,976	6,452
Other liabilities	1,709	1,558
Total noncurrent liabilities	41,773	46,198
Stockholders' equity (deficit)
Common stock, 657,566,166 shares outstanding at December 31, 2024	7	7
Additional paid-in capital	7,424	7,374
Accumulated other comprehensive loss	(4,565)	(4,894)
Retained deficit	(6,843)	(7,689)
Total stockholders' deficit	(3,977)	(5,202)
Total liabilities and stockholders’ equity (deficit)	$61,783	$63,058